Exhibit 99.1

ALPHA ENERGY, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE 6

PRODUCING AND 28 ADDITIONAL OIL AND GAS WELL BORES IN OKLAHOMA

HOUSTON, Texas, February 22, 2022 (GLOBE NEWSWIRE) – Alpha Energy, Inc. (OTC.PK - APHE) ("Alpha") announced today it has entered into a Purchase and Sale Agreement with Progressive Well Service, LLC (“Progressive”) to acquire 34 oil and gas assets in Oklahoma in the Coral Project.

Coral Project

The Coral Project is approximately 2,080 gross acres of developed and undeveloped proven production in the Cherokee Uplift in central Oklahoma and includes 34 well bores, six of which are active.

Effective February 17, 2022, Alpha entered into a definitive Purchase and Sale Agreement (“PSA”) with Progressive to acquire the Coral Project (the “Logan 1 Project”). Under the PSA Alpha shall make a cash payment of six hundred thousand dollars ($600,000.00) less Option and Extension Payments previously tendered to Progressive (the “Project Payment”) and guarantee to Progressive a further payment of 3% of the net revenue stream from any new wells drilled in the Coral Project (the “Production Payment”) until Progressive has received an additional three hundred and fifty thousand dollars ($350,000.00). The transaction is subject to usual and customary closing conditions and is set to close on or before February 28, 2022, with an Effective Date of January 1, 2022 and a defined transition period as Alpha takes over operations.

The Company notes that the Project is west of the lands in eastern Oklahoma affected by a decision of the U.S. Supreme Court issued on July 9, 2020, McGirt v. Oklahoma, and therefore unaffected by this decision.

Management Commentary

John Lepin, Chairman and Chief Financial Officer, said, “The addition of the Coral Project will allow us to realize upon our strategy to identify assets that are shallow, have good infrastructure and multiple potential target zones that can be acquired for a competitive price. The Cherokee Uplift offers many attractive opportunities to choose from for a company such as ours. With little or no debt we are able to acquire assets that fit our criteria, allowing us a quick route to cashflow from existing production and infrastructure that can produce economically. Additionally, the Coral Project offers significant upside for us to pursue new drilling to capitalize on increasing commodity prices. This Project will allow Alpha to establish a strong base of operations in north-central Oklahoma, to become a cash-flowing oil and gas operator, and offer a generous return on reserves.”

Alpha Energy, Inc. is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas. Additional information is available on the Company's website at www.alpha-energy.us.

Safe Harbor

This press release contains forward-looking statements regarding Alpha Energy that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Alpha’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Alpha's operations or financial results are included in Alpha's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Alpha does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact John Lepin at info@alpha-energy.us.